Exhibit 10.1

December 29, 2014

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Agreement dated as of November 18, 2014, between xG Technology, Inc., a Delaware corporation (the “Company”), and Roth Capital Partners, LLC (“Roth”) (together, the Company and Roth may be referred to as “Parties”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

The Parties wish to amend the Agreement as follows:

Section 1 of the Agreement is hereby amended by substituting “One Million Dollars ($1,000,000)” for “Ten Million Dollars ($10,000,000).”

Further, the Company is hereby furnishing, and Roth hereby acknowledges having received and reviewed a copy of the amended prospectus that incorporates the changes to the Agreement pursuant to the Company’s obligations under Section 6(a) of the Agreement.

Very truly yours,

xG Technology, Inc.

By: /s/ Roger G. Branton

Its: Roger G. Branton, CFO

Received, acknowledged, and agreed:

Roth Capital Partners, LLC

By: /s/ Aaron Gurewitz

Its: Authorized Signatory

240 South Pineapple Avenue • Suite 701 • Sarasota, FL 34236 • 941.953.9035 • 941.954.8595 (F) • www.xGtechnology.com